UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 24, 2007

MOLSON COORS BREWING COMPANY
(Exact name of registrant as specified in its charter)

Commission File Number: 1-14829

Delaware	84-0178360
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1225 17th Street, Suite 3200, Denver, Colorado 80202

1555 Notre Dame Street East, Montréal, Québec, Canada, H2L 2R5
(Address of principal executive offices, including zip code)

(303) 277-6661 / (514) 521-1786
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.  Costs Associated with Exit or Disposal Activities

On July 31, 2007, Molson Coors Brewing Company (the Company) filed a Form 8-K disclosing that the Company had committed to a plan to close its brewery in Edmonton, Alberta, and to shift that facility’s production to its other breweries in Canada.  At the time of filing the Form 8-K, the Company disclosed that it was evaluating termination benefits to employees directly impacted by the closure, however, the Company could not then reasonably determine the cost of providing such benefits.  On August 24, 2007, the Company determined to provide termination benefits to all impacted unionized and salaried employees.  The cost of providing such benefits will be approximately $9 million, which will be recognized and paid primarily in the third and fourth quarter of 2007.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLSON COORS BREWING COMPANY

Date: August 30, 2007	By:	/s/ Samuel D. Walker
Samuel D. Walker
Chief Legal Officer

Exhibit List

None.